Exhibit 99.1

GameSquare Announces Sale of Complexity Gaming to Jason Lake and Global Esports Properties for US$10.36 Million

Sale follows a 175+% increase in Complexity’s sales from 2021 - 2022 under GameSquare’s ownership

Transaction is part of GameSquare’s asset optimization strategy that is associated with its pending acquisition of FaZe Holdings

Frisco, TX (March 1, 2024) – GameSquare Holdings, Inc. (NASDAQ: GAME) (TSXV: GAME), (“GameSquare”, or the “Company”), today announced that it has sold its esports team NextGen Tech, LLC d/b/a Complexity Gaming (“Complexity”) to Global Esports Properties, LLC (“Global Esports”), an investor group led by Complexity’s founder and CEO Jason Lake for total consideration of US$10.36 million. GameSquare and Complexity signed a Membership Interest Purchase Agreement dated as of March 1, 2024, and the transaction is anticipated to close shortly upon the satisfaction of a closing condition to receive TSXV approval for the transaction.

“Complexity is a leading esports organization that has experienced tremendous growth under GameSquare’s ownership, with annual sales increasing over 175% and a 10x increase in the number of aggregate social followers from 2021 to 2022. While it is bittersweet to sell Complexity, there is no one better suited to take over than Jason and his team,” says GameSquare CEO Justin Kenna. “The Complexity transaction follows the December 2023 sale of our Frankly radio assets, as we continue to optimize our platform ahead of the pending acquisition of FaZe. Once the acquisition with FaZe closes, which is expected in the coming weeks, we are excited to get to work replicating the success we achieved with Complexity at FaZe. We believe this is a win/win for Complexity, Global Esports, GameSquare and the global esports leagues where Complexity and FaZe compete, as many leagues have rules around ownership of multiple teams. We look forward to rooting for Complexity and finding ways to continue to work with Jason and his team.”

“This is an epic moment in the history of Complexity and we’re grateful for this exciting opportunity,” says Complexity founder and CEO Jason Lake. “I’d like to thank the Jones and Goff families and everyone at GameSquare for our years of successful collaboration. Together we’ve significantly grown Complexity’s revenues and built a financially stable organization. It’s now time to write the next chapter in our legendary story and I’m confident our loyal fans will greatly enjoy the years ahead.”

Under the terms of the Membership Interest Purchase Agreement, Global Esports has agreed to pay GameSquare an aggregate of approximately US$10.36 million for Complexity’s assets and intellectual property including Complexity’s esports team. Global Esports will pay GameSquare US$0.75 million upon closing of the transaction. In addition, GameSquare and Global Esports have entered into a 3-year seller financed note of approximately US$9.61 million, which accrues annual interest of 3.0% to be paid to GameSquare in a balloon payment at the end of the term. GameSquare will also have the right to receive 50% of the proceeds from any equity raised by Global Esports in excess of US$500,000 that will be credited against the outstanding principal balance of the seller financed note.

As announced on January 2, 2024, GameSquare entered into a principal US$5.8 million convertible note (the “Convertible Debenture”). The Convertible Debenture is convertible at the holder’s option into common shares of GameSquare at a price of US$5.00 per share. As requested by the TSX Venture Exchange, GameSquare confirms that the anti-dilution provisions in the Convertible Debenture are subject to a US$3.00 floor price.

About GameSquare Holdings, Inc.

GameSquare Holdings, Inc. (NASDAQ:GAME | TSXV:GAME) is a vertically integrated, digital media, entertainment and technology company that connects global brands with gaming and youth culture audiences. GameSquare’s end-to-end platform includes GCN, a digital media company focused on gaming and esports audiences, Cut+Sew (Zoned), a gaming and lifestyle marketing agency, USA, Code Red Esports Ltd., a UK based esports talent agency, Fourth Frame Studios, a creative production studio, Mission Supply, a merchandise and consumer products business, Frankly Media, programmatic advertising, Stream Hatchet, live streaming analytics, and Sideqik a social influencer marketing platform. Through the pending merger with FaZe Holdings, GameSquare will also operate one of the most prominent and influential gaming organizations in the world.

For more information visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable Canadian and United States securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to the receipt of the balance of the consideration for the sale of Complexity. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company being able to grow its business and being able to execute on its business plan, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A and other filings with applicable securities regulators. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com